Exhibit 10.3

Stock Award Form

STOCK AWARD AGREEMENT
UNDER THE
MULTIPLAN CORPORATION
2020 OMNIBUS INCENTIVE PLAN
MultiPlan Corporation, a Delaware corporation (the “Company”), pursuant to its 2020 Omnibus Incentive Plan, as it may be amended and restated from time to time (the “Plan”), hereby grants to [•] (the “Participant”) [•] shares of Common Stock (the “Awarded Shares”), effective as of [•], 2022 (the “Date of Grant”). The Awarded Shares are subject to all of the terms and conditions as set forth in this agreement (the “Stock Award Agreement”), and in the Plan, all of which are incorporated herein in their entirety. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan. The Awarded Shares are hereby designated as Other-Equity Based Awards, granted pursuant to Section 9 of the Plan.
1.Letter Agreement. Reference is made to that certain letter agreement, dated August 4, 2021, between the MultiPlan, Inc. (“MPI”) and the Participant (the “Letter Agreement”) amending the Participant’s employment agreement with MPI and Polaris Investment Holdings, L.P., a Delaware limited partnership (“Holdings”), dated as of May 5, 2016 (the “Employment Agreement”). The Participant acknowledges and agrees that the Awarded Shares are being granted in compliance with, and in satisfaction of, Section 4(b) of the Employment Agreement, as amended by the Letter Agreement, with respect to the portion of the Severance Amounts (as defined in the Letter Agreement) payable in shares of fully vested Common Stock.
2.Vesting. The Awarded Shares shall be fully vested as of the Date of Grant.
3.Issuance of Shares. Upon the grant of the Awarded Shares, the Committee shall cause a stock certificate registered in the name of the Participant to be issued or shall cause share(s) of Common Stock to be registered in the name of the Participant and held in book-entry form subject to the Company’s directions. Each certificate, if any, or book entry representing Awarded Shares shall bear a legend or book entry notation as determined in good faith by the Company to be appropriate.
4.Company; Participant.
(a)The term “Company” as used in this Stock Award Agreement with reference to service shall include the Company and its Subsidiaries.
(b)Whenever the word “Participant” is used in any provision of this Stock Award Agreement under circumstances where the provision should logically be construed to apply to the executors, the administrators, or the person or persons to whom the shares of Common Stock may be transferred in accordance with Section 13(b) of the Plan, the word “Participant” shall be deemed to include such person or person.
5.Tax Withholding. The provisions of Section 13(d) of the Plan are incorporated herein by reference and made a part hereof and the provisions of Section 13(d)(ii)(B) of the Plan shall apply with respect to the satisfaction of any withholding liability in connection with the Awarded Shares, and the number of shares of Common Stock issued and delivered to the Participant in respect of the award of the Awarded Shares hereunder shall be reduced accordingly.
002727-0003-14400-ACTIVE.45000937.1

6.Notice. Every notice or other communication relating to this Stock Award Agreement between the Company and the Participant shall be in writing, which may include by electronic mail, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by such party in a notice mailed or delivered to the other party as herein provided; provided that, unless and until some other address be so designated, all notices or communications by the Participant to the Company shall be mailed or delivered to the Company at its principal executive office, to the attention of the Company’s General Counsel or its designee, and all notices or communications by the Company to the Participant may be given to the Participant personally or may be mailed to the Participant at the Participant’s last known address, as reflected in the Company’s records. Notwithstanding the above, all notices and communications between the Participant and any third-party plan administrator shall be mailed, delivered, transmitted or sent in accordance with the procedures established by such third-party plan administrator and communicated to the Participant from time to time.
7.No Right to Continued Employment or Service. This Stock Award Agreement does not confer upon the Participant any right to continue as an employee or other service provider to the Company.
8.Binding Effect. This Stock Award Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.
9.Waiver and Amendments. Except as otherwise set forth in Section 12 of the Plan, any waiver, alteration, amendment or modification of any of the terms of this Stock Award Agreement shall be valid only if made in writing and signed by the parties hereto; provided, however, that any such waiver, alteration, amendment or modification is consented to on the Company’s behalf by the Committee. No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver.
10.Governing Law. This Stock Award Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Notwithstanding anything contained in this Stock Award Agreement or the Plan to the contrary, if any suit or claim is instituted by the Participant or the Company relating to this Stock Award Agreement or the Plan, the Participant hereby submits to the exclusive jurisdiction of and venue in the courts of Delaware.
11.Plan. The terms and provisions of the Plan are incorporated herein by reference. In the event of a conflict or inconsistency between the terms and provisions of the Plan and the provisions of this Stock Award Agreement, this Stock Award Agreement shall govern and control.
12.Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on Awarded Shares and on any shares of Common Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
002727-0003-14400-ACTIVE.45000937.1

13.Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
14. Entire Agreement. This Stock Award Agreement and the Plan constitute the entire agreement of the parties hereto in respect of the subject matter contained herein and supersede all prior agreements and understandings of the parties, oral and written, with respect to such subject matter.
*    *    *
002727-0003-14400-ACTIVE.45000937.1

THE UNDERSIGNED PARTICIPANT ACKNOWLEDGES RECEIPT OF THIS STOCK AWARD AGREEMENT AND THE PLAN, AND, AS AN EXPRESS CONDITION TO THE GRANT OF SHARES OF COMMON STOCK HEREUNDER, AGREES TO BE BOUND BY THE TERMS OF THIS STOCK AWARD AGREEMENT AND THE PLAN.

PARTICIPANT1

______________________________

MULTIPLAN CORPORATION

___________________________________
By:
Title:
1     To the extent that the Company has established, either itself or through a third-party plan administrator, the ability to accept this award electronically, such acceptance shall constitute the Participant's signature hereto.
002727-0003-14400-ACTIVE.45000937.1